Exhibit 99.2

Legal Opinion

To:	Hesai Group

9th Floor, Building L2-B, 1588 Zhuguang Road

Qingpu District

Shanghai 201702

People’s Republic of China

October 11, 2022

Dear Sirs:

1.	We are lawyers qualified in the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the PRC Laws (as defined in Section 5). For the purpose of this legal opinion (this “Opinion”), the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

2.	We act as the PRC counsel to Hesai Group (the “Company”), an exempted company incorporated under the laws of the Cayman Islands, in connection with (a) the proposed initial public offering (the “Offering”) by the Company of American Depositary Shares (the “ADSs”), representing Class A ordinary shares of par value US$0.0001 per share of the Company, in accordance with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, and (b) the Company’s proposed listing of the ADSs on the New York Stock Exchange or the Nasdaq Stock Market.

3.	In so acting, we have examined the Registration Statement, the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this Opinion, including, without limitation, originals or copies of the agreements and certificates issued by Governmental Authorities and officers of the Company (the “Documents”).

4.	In examining the Documents and for the purpose of giving this Opinion, we have assumed without further inquiry:

(a)	the genuineness of all the signatures, seals and chops, the authenticity of the Documents submitted to us as original and the conformity with authentic original documents submitted to us as copies and the authenticity of such originals;

(b)	the truthfulness, accuracy and completeness of the Documents, as well as the factual statements contained in the Documents;

(c)	that the Documents provided to us remain in full force and effect up to the date of this Opinion and that none of the Documents has been revoked, amended, varied or supplemented except as otherwise indicated in such documents;

(d)	that information provided to us by the Company and the PRC Subsidiaries in response to our inquiries for the purpose of this Opinion is true, accurate, complete and not misleading, and that the Company and the PRC Subsidiaries have not withheld anything that, if disclosed to us, would reasonably cause us to alter this Opinion in whole or in part;

(e)	all Governmental Authorizations and other official statement or documentation are obtained by lawful means in due course;

(f)	that each of the parties other than PRC companies is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation (as the case may be);

(g)	that all parties other than the PRC companies have the requisite power and authority to enter into, execute, deliver and perform all the Documents to which they are parties and have duly executed, delivered, performed, and will duly perform their obligations under all the Documents to which they are parties; and

(h)	all documents submitted to us are legal, valid, binding and enforceable under all such laws as govern or relate to them other than PRC Laws.

For the purpose of rendering this Opinion, where important facts were not independently established to us, we have relied upon certificates issued by Governmental Authorities and representatives of the shareholders of the Company and the PRC Subsidiaries with proper authority and upon representations, made in or pursuant to the Documents.

5.	The following terms as used in this Opinion are defined as follows:

“Governmental Authority”	means any competent government authorities, courts, arbitration commissions, or regulatory bodies of the PRC. “Governmental Authorities” shall be construed accordingly.

“Governmental Authorization”	means any license, consent, authorization, sanction, permission, declaration, approval, order, registration, clearance, annual inspection, waiver, qualification, certificate and permit from, and any report to and filing with, any Governmental Authority pursuant to any applicable PRC Laws. “Governmental Authorizations” shall be construed accordingly.

“M&A Rules”	means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Market Regulation, China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

“PRC Laws”	means any and all officially published laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“Shanghai Hesai”	means Hesai Technology Co. Ltd. (上 海 禾 赛 科 技 有 限 公 司), a limited liability company incorporated under the laws of the PRC.

“Hesai Trade”	means Shanghai Hesai Trade Co. Ltd. (上 海 禾 赛 贸 易 有 限 公 司), a limited liability company incorporated under the laws of the PRC.

“Hesai Hong Kong”	means Hesai Hong Kong Limited, a limited liability company incorporated under the laws of Hong Kong.

“PRC Subsidiaries”	means Shanghai Hesai and Hesai Trade.

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement.

6.	Based upon and subject to the foregoing and the disclosures contained in the Registration Statement and the qualifications set out below, we are of the opinion that:

(1)	Based on our understanding of the PRC Laws, the ownership structures of the PRC Subsidiaries, currently do not, and immediately after giving effect to the Offering, will not result in any violation of the PRC Laws.

(2)	The M&A Rules purport, among other things, to require an offshore special purpose vehicles controlled by PRC companies or individuals and formed for overseas listing purposes through acquisitions of PRC domestic interest held by such PRC companies or individuals, to obtain the approval from the CSRC prior to publicly listing their securities on an overseas stock exchange. Based on our understanding of the PRC Laws, the CSRC’s approval is not required for the approval of the listing and trading of the Company’s ADSs on the New York Stock Exchange or the Nasdaq Stock Market, given that (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings under the Prospectus are subject to the M&A Rules; and (ii) when the Company set up its offshore holding structure, Shanghai Hesai was a then existing foreign-invested entity and not a PRC domestic company as defined under the M&A Rules, and the acquisition by Hesai Hong Kong of the equity interest in Shanghai Hesai was not subject to the M&A Rules. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented and our opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

(3)	The statements set forth under the caption “Taxation” in the Registration Statement insofar as they constitute statements of PRC tax law, are accurate in all material respects.

(4)	To our best knowledge after due and reasonable inquiries, the statements set forth under the caption “Permissions for Our Operation and Securities Issuances to Foreign Investors and Recent Regulatory Developments” in the Registration Statement (other than any factual data or description contained therein) insofar as they constitute statements of PRC Laws, are accurate in all material respects.

7.	This Opinion is subject to the following qualifications:

(a)	This Opinion relates only to the PRC Laws and we express no opinion as to any other laws and regulations. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or the longer term with or without retrospective effect.

(b)	We have not verified, and express no opinion on, the truthfulness, accuracy and completeness of all factual statements expressly made in the Documents.

(c)	This Opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter and no part shall be extracted for interpretation separately from this Opinion.

(d)	This Opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable or fraudulent; (iii) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and the entitlement of attorneys’ fees and other costs; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This Opinion is rendered to you for the purpose hereof only, and save as provided herein, this Opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by applicable law or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference of our name under captions “Risk Factors,” “Permissions for Our Operation and Securities Issuances to Foreign Investors and Recent Regulatory Developments,” “Enforceability of Civil Liabilities,” “Corporate History and Structure” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

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Yours sincerely,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices